================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


[X]     Filed by the Registrant

[ ]     Filed by a Party other than the Registrant

Check the appropriate box:

[ ]     Preliminary Proxy Statement

[ ]     Confidential, Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2)) Proxy Statement

[X]     Definitive Proxy Statement

[ ]     Definitive Additional Materials

[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12


                                  SKYWEST, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)



                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)     Title of each class of securities to which transaction applies:

        2)     Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)     Proposed maximum aggregate value of transaction:

        5)     Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)     Amount Previously Paid:

        2)     Form, Schedule or Registration Statement No.:

        3)     Filing Party:

        4)     Date Filed:



================================================================================

                                  SKYWEST, INC.

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held August 10, 1999

                               ------------------


To the Shareholders of
SKYWEST, INC.:


         The Annual Meeting of Shareholders of SkyWest, Inc. will be held at the SkyWest Corporate Offices, 444 South River Road, St. George, Utah 84790, on Tuesday, August 10, 1999, at 11:00 a.m. The purpose of the Annual Meeting is to consider and vote upon the following matters, as more fully described in the accompanying Proxy Statement:

        (1) To elect eight members of the Board of Directors, each to serve until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified.

        (2) To ratify the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ending March 31, 2000.

        (3)    Such other matters as may properly come before the meeting.

        The Board of Directors has fixed the close of business on June 30, 1999 as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        Eric D. Christensen
                                        Corporate Secretary

DATED: July 7, 1999



                                    IMPORTANT

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND DESIRE TO VOTE YOUR SHARES PERSONALLY.

                                  SKYWEST, INC.
                              444 South River Road
                             St. George, Utah 84790

                               ------------------

                                 PROXY STATEMENT

                               ------------------


                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 10, 1999


                             SOLICITATION OF PROXIES

        This Proxy Statement is being furnished to the shareholders of SkyWest, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from holders of outstanding shares of the Company's Common Stock, no par value (the "Common Stock"), for use at the Annual Meeting of Shareholders of the Company to be held Tuesday, August 10, 1999, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying form of proxy are first being mailed to shareholders of the Company on or about July 7, 1999.

        The Company will bear all costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to shareholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies personally or by telephone or telegram. Arrangements will be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

                                     VOTING

        The Board of Directors has fixed the close of business on June 30, 1999 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 24,509,658 shares of Common Stock. The holders of record of the shares of Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

PROXIES

        Shares of the Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the eight director nominees; FOR the ratification of the appointment by the Board of Directors of Arthur Andersen LLP to be the independent auditor of the Company for the fiscal year ending March 31, 2000 and, in the discretion of the proxy holder, as to any other matters which may properly come before the Annual Meeting. A shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address set forth above, a written notice of revocation bearing a later date than the proxy being revoked or by voting the Common Stock covered thereby in person at the Annual Meeting.

VOTE REQUIRED

        The presence of a majority of the issued and outstanding shares of Common Stock entitled to vote, represented in person or by proxy, is required for a quorum at the Annual Meeting. Holders of shares of Common Stock are entitled to one vote at the Annual Meeting for each share of Common Stock held of record at the Record Date. In the election of directors, shareholders will not be allowed to cumulate their votes. The eight (8) nominees receiving the highest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The ratification of the selection of an independent auditor, and any other matter presented for approval by the shareholders will generally be approved, in accordance with Utah law, if the votes cast in favor of a matter exceed the votes cast opposing such matter. As a result, abstentions and broker non-votes will not affect the outcome of any matter.

                     PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

        The Board of Directors will consist of eight directors, all of whom will be elected at the Annual Meeting. Such directors will serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. Shareholders do not have cumulative voting rights in the election of directors (each shareholder is entitled to cast one vote for each share held for each director). Unless authority is withheld, it is the intention of the persons named in the enclosed form of proxy to vote "FOR" the election as directors of the persons identified as nominees for directors in the table below. Each of the nominees is currently serving as a director. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxies will be voted "FOR" such other person or persons, if any, as may be designated by the Board of Directors. The Board has no reason to believe that any nominee herein named will be unable or unwilling to serve.

NOMINEES FOR DIRECTOR

        The following table sets forth information about each nominee for election as a director.

        NOMINEES.

        JERRY C. ATKIN, 50, joined the Company in July 1974 as Director of Finance. In 1975, he assumed the office of President and Chief Executive Officer. He was elected Chairman in 1991. Prior to employment by the Company, Mr. Atkin was employed by a public accounting firm and is a certified public accountant. Mr. Atkin is a board member of each of (i) The Regence Group, a medical insurance holding company, and its subsidiary, Regence Blue Cross Blue Shield of Utah, a medical insurance company, and (ii) Zions Bancorporation, a Utah bank holding company. Mr. Atkin has served as a director of the Company since 1974.

        J. RALPH ATKIN, 56, was the founder of the Company and served as President and Chief Executive Officer from 1972 to 1975. He served as Chairman of the Board of Directors from 1972 to 1991. From 1984 to 1988, he served as Senior Vice President of the Company. From March 1991 to January 1993, he was Director of Business and Economic Development for the State of Utah. He served as Chief Executive Officer of EuroSky, a company organized to explore the feasibility of a regional airline in Austria during 1994 and 1995. Mr. Atkin is an attorney and is currently engaged in the private practice of law in St. George, Utah. Mr. Atkin has served as a director of the Company since 1972.

        SIDNEY J. ATKIN, 64, was elected Vice Chairman in 1988. From 1984 to 1988, he served as Senior Vice President of the Company. For more than five years, Mr. Atkin has been President of Sugarloaf Corp., a Utah corporation involved in the operation of restaurants and motels. Mr. Atkin has served as a director of the Company since 1973.

        MERVYN K. COX, 62, has been for more than five years an orthodontist engaged in private practice and has also engaged in the development and management of real estate. Mr. Cox has served as a director of the Company since 1974.

        IAN M. CUMMING, 58, is Chairman of Leucadia National Corporation, a diversified financial services holding company principally engaged in personal and commercial lines of property and casualty insurance, banking and lending and manufacturing. He has served as a director of the Company since 1986. Mr. Cumming is also a director of MK Gold Company and Allcity Insurance Company, both of which are public companies. He is Chairman of Barbados Light & Power Co.

        HENRY J. EYRING, 35, was appointed the director of the MBA Program at Brigham Young University in 1998. From 1989 to 1998, he was employed by the Monitor Company, an international management consulting firm based in Cambridge, Massachusetts, and he continues to serve as a consultant to the Monitor Company. He is also the Chief Financial Officer of the Huntsman Cancer Foundation in Salt Lake City, Utah, a director of Assist Cornerstone Technologies, a software development company, and a member of the Board of Trustees of Southern Utah University. Mr. Eyring has served as a director of the Company since 1995.

        STEVEN F. UDVAR-HAZY, 53, is currently President, Director and Chief Executive Officer of International Lease Finance Corporation, a wholly-owned subsidiary of American International Group, Inc., which leases and finances commercial jet aircraft worldwide. Mr. Udvar-Hazy has been engaged in aircraft leasing and finance for 34 years. He has served as a director of the Company since 1986.

        HYRUM W. SMITH, 55, is Vice Chairman of Franklin Covey Co., a public company in business to help people gain control over their lives and increase their productivity. Mr. Smith was the Chief Executive Officer of Franklin Covey Co. from February 1997 to March 1998, a position he also held from April 1991 to September 1996. Mr. Smith was Senior Vice President of Franklin Quest Co. from December 1984 to April 1991. Franklin Covey Co. was formerly known as Franklin Quest Co. prior to its merger with Covey Leadership Center, Inc. in May 1997. Mr. Smith has served as a director of the Company since 1995.

        MEETINGS AND COMMITTEES.

        During the fiscal year ended March 31, 1999 ("fiscal 1999"), the Board of Directors held five meetings. All members attended at least 75% of all board meetings and applicable committee meetings. The Board of Directors has a Compensation Committee that approves the Company's officers' compensation, except compensation for the CEO which is approved by the Board of Directors upon recommendation of the Compensation Committee. The Compensation Committee also approves the amount of contributions to the employees' retirement plan and administers the Company's stock option plans. The members of the Compensation Committee are J. Ralph Atkin, Hyrum W. Smith, Steven F. Udvar-Hazy and Henry J. Eyring. The Compensation Committee met three times during fiscal 1999. The Board of Directors has an Audit Committee that reviews the auditor's reports and recommendations and interviews and makes recommendations to the Board of Directors for the selection of the Company's independent auditor. The members of the Audit Committee are Sidney J. Atkin, Ian M. Cumming, Mervyn K. Cox and Henry
J. Eyring. The Audit Committee met two times during fiscal 1999. The Board of Directors has a Nominating Committee which recommends to the Board of Directors nominees for election, as well as Board fees. The Nominating Committee will consider nominees recommended by shareholders submitted in writing to the Committee. The members of the Nominating Committee are Sidney J. Atkin, Mervyn
K. Cox, Ian M. Cumming and Hyrum W. Smith. The Nominating Committee met once during fiscal 1999.

        RELATIONSHIPS. J. Ralph Atkin and Sidney J. Atkin are brothers. Jerry C. Atkin is their nephew.

                               EXECUTIVE OFFICERS

        In addition to Jerry C. Atkin, certain information is furnished with respect to the following executive officers of the Company:

        RON B. REBER, 45, has served in various capacities since joining the Company in 1977. He is currently Executive Vice President of the Company and Chief Operating Officer of SkyWest Airlines, Inc. with general responsibility for flight operations, maintenance, customer service, market planning, marketing, revenue control and pricing. He also serves as President of National Parks Transportation, Inc., a wholly-owned subsidiary of the Company.

        BRADFORD R. RICH, 38, joined the Company in 1987 as Corporate Controller. He was previously employed with a public accounting firm and is a certified public accountant. He is currently Executive Vice President,

Chief Financial Officer and Treasurer with responsibility for financial accounting, treasury, public reporting, investor relations, internal audit and management information systems.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

        The following table provides certain summary information concerning the compensation paid or accrued by the Company and its subsidiaries, to or on behalf of the Company's Chief Executive Officer and each of the other executive officers of the Company whose annual salary and bonus exceeded $100,000 (collectively the "Named Executive Officers").

                                                                                  LONG TERM
                                                   ANNUAL COMPENSATION           COMPENSATION
                                           ------------------------------------  ------------
                                                                 OTHER ANNUAL      OPTIONS       ALL OTHER
      NAME AND POSITION            YEAR     SALARY     BONUS    COMPENSATION(1)    GRANTED     COMPENSATION(2)
      -----------------            ----    --------   --------  ---------------    -------     ---------------
Jerry C. Atkin                     F99     $272,946   $436,000      $46,503        104,000         $3,950
  Chairman, President and          F98      242,431    325,652       26,921        105,000          3,221
  Chief Executive Officer          F97      217,689    100,000       21,138         70,000          3,496

Ron B. Reber                       F99      164,106    239,000       26,609         42,000          3,950
  Executive Vice President         F98      143,065    177,823       16,722         38,000          1,817
  and Chief Operating Officer      F97      130,193     70,000       11,923         25,000          1,795
  of SkyWest Airlines, Inc.

Bradford R. Rich                   F99      153,336    222,000       24,565         42,000          3,950
  Executive Vice President         F98      132,117    162,826       15,332         38,000          1,660
  and Chief Financial Officer      F97      118,462     63,000       10,892         25,000          1,620

-----------------------

(1) Consists of deferred compensation payments made pursuant to the Executive Deferred Compensation Plan (the "Plan"). See "Report of the Compensation Committee--Executive Deferred Compensation Plan."

(2) Consists of the Company's contributions to the Company's 401(k) Plan which were allocated to the account of the Named Executive Officers in the 1998 fiscal year.

OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth individual grants of stock options made to the Named Executive Officers during the fiscal year ended March 31, 1999.

                                                                                 POTENTIAL REALIZABLE VALUE
                                                                                 AT ASSUMED ANNUAL RATES OF
                                                                                  STOCK PRICE APPRECIATION
                                        PERCENT OF TOTAL                              FOR OPTION TERM
                             OPTIONS    OPTIONS GRANTED   EXERCISE  EXPIRATION   --------------------------
          NAME              GRANTED(1)   IN FISCAL YEAR    PRICE       DATE          5%            10%
          ----              ----------  ----------------  --------  ----------   ----------     ----------
Jerry C. Atkin...........    104,000         15.7%         $20.25    03/31/08    $1,324,452     $3,356,421

Ron B. Reber.............     42,000          6.3           20.25    03/31/08       234,977        850,500

Bradford R. Rich.........     42,000          6.3           20.25    03/31/08       234,977        850,500

----------------------

(1) All options were granted under the Company's Amended and Combined Incentive and Nonstatutory Stock Option Plan and first become exercisable on April 1, 2001.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES

        The following table sets forth the aggregate value of unexercised options to acquire shares of the Common Stock held by the Named Executive Officers on March 31, 1999 and the value realized upon the exercise of options during the fiscal year ended March 31, 1999.

                                                                    NUMBER OF           VALUE OF UNEXERCISED
                                                                   UNEXERCISED             IN-THE-MONEY
                                                                   OPTIONS AT               OPTIONS AT
                                                                    FY-END(#)              FY-END($)(3)
                                                                 ---------------       ---------------------
                            SHARES ACQUIRED        VALUE         EXERCISABLE(2)/           EXERCISABLE/
         NAME               ON EXERCISE(#)     REALIZED($)(1)     UNEXERCISABLE            UNEXERCISABLE
------------------------    ---------------    --------------    ---------------       ---------------------
Jerry C. Atkin..........        156,000          $3,214,000       70,000/209,000       $1,509,375/$3,266,063
Ron B. Reber............         39,000             512,000       25,000/80,000           539,063/1,219,625
Bradford R. Rich........         39,000             494,750       25,000/80,000           539,063/1,219,625

----------------------

(1) Calculated based on the difference between the exercise price and the value of the shares as of the date acquired.

(2) Includes options exercisable within 60 days of the end of the Company's fiscal year.

(3) Calculated based on the difference between the exercise price and the price of a share of Common Stock on March 31, 1999. The price of the Common Stock on March 31, 1999 was $28.875, as reported on the NASDAQ Stock Market/National Market System.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        J. Ralph Atkin served as a Chairman of the Compensation Committee during the fiscal year ended March 31, 1999. Mr. Atkin was the founder of the Company and served as President and Chief Executive Officer from 1972 to 1975. From 1984 to 1988, Mr. Atkin also served as Senior Vice President of the Company.

DIRECTOR'S COMPENSATION

        All directors, except Jerry C. Atkin, receive a fee of $1,250 for each Board meeting and $600 for each Committee meeting and $18,000 as an annual retainer. The Vice Chairman and Committee Chairmen also receive an additional $1,250 for each meeting. Steven F. Udvar-Hazy receives an additional $6,000 annually.

                      REPORT OF THE COMPENSATION COMMITTEE

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate by reference, in whole or in part, subsequent filings including, without limitation, this Proxy Statement, the following Report of the Compensation Committee and the Performance Graph set forth on page 9 hereof shall not be deemed to be incorporated by reference into any such filings.

        The Securities and Exchange Commission's ("SEC") rules addressing disclosure of executive compensation in proxy statements require the Compensation Committee to include in this Proxy Statement a report from the Compensation Committee addressing, with respect to the most recently completed fiscal year, (a) the Company's policies regarding executive compensation generally, (b) the factors and criteria considered in setting the compensation of the Company's Chief Executive Officer, Jerry C. Atkin, and (c) any relationship between such compensation and the Company's performance.

        The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is responsible for establishing the policies governing the Company's compensation program and the amount of compensation for each of the Company's executive officers. The Compensation Committee is currently composed of four of the Company's independent directors and has oversight responsibility for all executive compensation and executive benefit programs of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Company's Board of Directors regularly reviews and approves decisions with respect to compensation of the Company's officers and other employees. The Board of Directors has appointed four of its independent, non-employee members to serve on the Compensation Committee and empowered the committee to:

        o      Recommend to the Board CEO compensation;

        o      Approve all other officers' compensation;

        o Approve Company-wide and officer incentive/bonus plans, and profit sharing/retirement contributions;

        o      Review Company compensation packages as a whole; and

        o      Administer the Company's various stock option plans.

        EXECUTIVE COMPENSATION POLICIES

        The Company's executive compensation policies, as endorsed by the Compensation Committee, have been designed to provide a balanced compensation program that will assist the Company in its efforts to attract, motivate and retain talented executives who the Compensation Committee and senior management believe are important to the Company's long-term financial success. The Company seeks to accomplish this goal by providing a compensation program that, in the judgment of the Compensation Committee and senior management:

        o is competitive with compensation programs offered by the Company's primary competitors and by other comparable companies;

        o integrates certain compensation elements with the Company's financial performance by linking an incentive plan to the Company's net income as well as other corporate and operational goals; and

        o links certain compensation elements with an opportunity to own the Company's Common Stock so that its executives will have a personal interest in the increase in share value and, as a result, have common interests with the Company's shareholders.

        The Compensation Committee believes that each of these factors is integrally important to the long-term financial success of the Company. In designing and implementing the individual components of the Company's executive compensation program, the Company seeks a balance among these factors that will vary depending on the level of policy-making and operational responsibility of the executive. The Compensation Committee and senior management annually review the structure of the Company's executive compensation program to ensure that these goals are being accomplished.

        EXECUTIVE COMPENSATION PROGRAM

        The components of the Company's current executive compensation program include salary and annual cash incentive bonus awards and long-term incentive plans in the form of stock option plans and deferred compensation plans.

        SALARIES AND CASH INCENTIVE BONUS AWARDS

        The Compensation Committee establishes the salaries and bonus awards for all officers, except the CEO, whose salary and annual bonus award it recommends for approval by the full Board. The salary and bonus award levels are established and adjusted annually based on factors such as competitive trends, annual inflation rates, overall financial performance of the Company and individual performance of the executives. The base salary for the executive officers is generally fixed below industry average levels with the opportunity to receive annual bonuses that would make total compensation comparable. The Company's annual bonus awards to its executive officers, some of which are reflected in the Summary Compensation Table, are based on the financial performance of the Company together with subjective and objective performance criteria.

        At the beginning of each fiscal year, the Compensation Committee establishes cash bonus award guidelines based on the Company's earnings. For fiscal 1999, the Company adopted an incentive plan for all officers, including executive officers, pursuant to which a bonus was paid to the Company's President, two Executive Vice Presidents, and six Vice Presidents; subject, however, to discretionary authority of the Board of Directors and the Compensation Committee to vary the amounts or percentages paid based on extraordinary performance, achievement of (or failure to achieve) objectives and other similar factors. For fiscal 1999, bonuses were paid based on the incentive plan as adopted. A separate incentive bonus plan, paid quarterly, was in effect for all other employees employed at least two years.

        EMPLOYEE RETIREMENT PLAN -- 401(k)

        The Company maintains the SkyWest Airlines Employee Retirement Plan (the "Retirement Plan"), which is a defined contribution plan, for the benefit of employees who have completed at least one year of service with the Company. The Retirement Plan is qualified under Sections 401(a) and (k) of the Internal Revenue Code (the "Code").

        The Retirement Plan provides for pre-tax participant contributions and matching contributions by the Company, subject to the requirements of Section 401(k) of the Code. The Company may also make discretionary contributions for participants without regard to participant contributions. Matching contributions totaled $1,715,493 and a discretionary contribution of $2,084,279 was made for fiscal year 1999. The Company's officers are not eligible to participate in matching contributions made by the Company.

        Separate accounts are maintained for all contributions and directed by participants among 14 types of investment funds, not including shares of Common Stock.

        All contributions to a participant's account under the Retirement Plan are non-forfeitable. The Retirement Plan permits certain withdrawals and loans during service. Distributions from the Retirement Plan are made upon termination either in a lump sum or in annual installments over a period of up to ten years (but in no event over a period exceeding five years following a participant's death).

        EXECUTIVE DEFERRED COMPENSATION PLAN

        The Company's Deferred Compensation Plan (the "Plan") was adopted by the Compensation Committee of the Board of Directors on August 7, 1990 and became effective January 1, 1991. Under the terms of the Plan, the Company contributes eight percent of the compensation paid to the officers of the Company during the prior calendar year to the Plan. Under the Plan, the Company maintains split dollar life insurance policies on the lives of participants. The officer is the owner of such policies and the Company is responsible for payment of premiums. The premiums are recoverable by the Company and will be paid to each participant as deferred compensation following termination of employment. The earnings under the policies and death proceeds of policies will be paid to participants or to a designated beneficiary. Participants in this Plan are not eligible for matching contributions under the Company's 401(k) Plan.

        STOCK OPTION PLANS

        The Company's Amended and Combined Incentive and Nonstatutory Stock Option Plan (the "Plan") was adopted by the Board of Directors in April 1991 and approved by the Shareholders of the Company in August 1991. The Plan provides for the grant of options to purchase shares of Common Stock, which may be either incentive stock options ("Incentive Stock Options"), as that term is defined in the Code, or non-statutory stock options ("Non-statutory Options"). Options under the Plan are granted by the Compensation Committee. The maximum number of shares of Common Stock available for issuance upon exercise of Options under the Plan is 3,000,000. Directors, managers, key employees and others who hold positions of significant responsibility or whose performance or potential contribution, in the judgment of the Compensation Committee, would benefit the Company, are eligible to receive Options under the Plan.

        The Compensation Committee has complete authority to determine the persons to whom and the time or times at which grants of Options will be made, whether such Options will be Incentive Stock Options or Non-statutory Options, the exercise price, term, restrictions on exercise and transferability and vesting schedules, all of which are set forth in a Stock Option Agreement. In no event, however, shall the exercise price of an Incentive Stock Option be less than the fair market value of a share of Common Stock on the date of grant or exercisable after the expiration of ten years from the date of grant and no Option shall be exercisable before six months have lapsed from the date of grant (except in the case of death or disability). In considering the grant of Options to executive officers, the Compensation Committee takes into consideration such factors as the projected value of the Common Stock in the future based on the Company obtaining its performance goals, the executive officers' current salary and the overall performance of the Company. The Compensation Committee attempts to award Options in an amount that will provide executive officers with Options that will have a value in the future equal to a targeted percentage of the officers' base salary if the Company's performance goals are met during the vesting period.

        CHIEF EXECUTIVE OFFICER COMPENSATION FOR FISCAL YEAR 1999

        Using the process and criteria discussed above, effective July 1, 1998 the Compensation Committee recommended and the Board established Jerry C. Atkin's annual base salary at $270,000 and established guidelines for the payment of an annual bonus award, based on the Company's net income and also subject to achieving other non-financial objectives. After the end of fiscal 1999, the Compensation Committee awarded Mr. Atkin a $436,000 bonus based on the Company's exceptional performance during the year. During fiscal 1999, the Compensation Committee also awarded to Mr. Atkin options to purchase up to 104,000 shares of Common Stock, based on the criteria described above.

                             COMPENSATION COMMITTEE

                                 J. Ralph Atkin
                              Steven F. Udvar-Hazy
                                 Hyrum W. Smith
                                 Henry J. Eyring

                                PERFORMANCE GRAPH

         Set forth below is a graph comparing the five-year cumulative shareholder return on the Common Stock against the five year-cumulative total return on the Index for NASDAQ Stock Market (US Companies) and an Index for NASDAQ Stocks (SIC 4510-4519) (an index composed of NASDAQ companies engaged in air transportation, and includes regional airlines whose stocks trade on NASDAQ) for the periods indicated. The graph assumes an initial investment of $100.00 with dividends reinvested over the periods indicated.



                          TOTAL RETURN TO STOCKHOLDERS
                      (Assumes $100 investment on 3/31/94)



                              [PERFORMANCE GRAPH]



------------------------------------------------------------------------------------------
TOTAL RETURN ANALYSIS
                           3/31/94    3/31/95    3/29/96    3/31/97    3/31/98    3/31/99
------------------------------------------------------------------------------------------
SKYWEST INC.               $100.00    $ 43.38    $ 38.82    $ 39.03    $110.57    $175.66
------------------------------------------------------------------------------------------
Peer Group                 $100.00    $106.93    $195.31    $137.95    $225.37    $351.96
------------------------------------------------------------------------------------------
Nasdaq Composite           $100.00    $111.31    $151.07    $167.93    $254.87    $336.77
------------------------------------------------------------------------------------------


CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The Company and Delta Air Lines, Inc. ("Delta") operate under a joint marketing and code-sharing agreement under which the Company uses the Delta two-letter designator code ("DL") in displaying its schedules on certain flights in the automated airline reservation systems used throughout the industry. As of March 31, 1999, Delta owned 3,107,798 shares of Common Stock, which represents approximately 13 percent of the outstanding shares of Common Stock. The Company leases various terminal facilities from Delta and Delta provides certain services to the Company, including advertising, reservation and ground handling services. Expenses paid to Delta under these agreements were approximately $8,409,000, $8,893,000 and $11,218,000 during the years ended March 31, 1999,
1998 and 1997, respectively. The Company had a net receivable from Delta of $761,000 as of March 31, 1999 and a net payable to Delta of $65,000 as of March 31, 1998.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of June 30, 1999, information with respect to the shares of Common Stock owned beneficially by each Director or nominee for Director, by the Named Executive Officers, by all Officers and Directors as a group and by each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

                                                                 AMOUNT AND NATURE
                                                                   OF BENEFICIAL     PERCENTAGE
       NAME AND ADDRESS OF BENEFICIAL OWNERS                         OWNERSHIP       OF CLASS(1)
       -------------------------------------                     -----------------   -----------
Delta Air Lines Holdings, Inc.................................       3,107,798          12.7%
   Hartsfield Atlanta International Airport
   Atlanta, Georgia  30320

Nicholas-Applegate Capital Management.........................       1,353,243           5.5%
   600 West Broadway, 29th Floor
   San Diego, California  92101

Jerry C. Atkin(2).............................................       1,044,289(3)        4.2%

Sidney J. Atkin(2)............................................         967,688(4)(5)     3.9%

Mervyn K. Cox(2)..............................................         356,000(4)        1.5%

Bradford R. Rich .............................................          27,414(6)         *

Ron B. Reber .................................................          25,026            *

Ian M. Cumming(2) ............................................          24,000(4)         *

Steven Udvar-Hazy(2)..........................................          10,300(7)         *

Ralph J. Atkin(2)                                                            0            *

Hyrum W. Smith(2) ............................................               0            *

Henry J. Eyring(2) ...........................................           4,800(8)         *

All Officers and Directors, as a group (10 persons)(9)........       2,458,717          10.0%

----------------------

 *   Less than 1%.

(1)  Based on total outstanding shares of 24,509,658 as of June 30, 1999.

(2)  Director and nominee for director.

(3) Includes 414,470 shares held separately by Carolyn J. Atkin, his wife, and 70,000 shares issuable upon exercise of options.

(4) Includes 604,000 shares held by a family limited partnership of which Mr. Atkin and his wife are the general partners, and 339,244 shares held by Mr. Atkin as trustee of a trust for the benefit of his family.

(5)  Includes 8,000 shares issuable upon exercise of options.

(6)  Includes 25,000 shares issuable upon exercise of options.

(7)  Includes 4,000 shares issuable upon exercise of options.

(8)  Includes 3,000 shares issuable upon exercise of options.

(9)  Includes 126,000 shares issuable upon exercise of options.

                PROPOSAL NO. 2 -- RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

        Ratification of the appointment by the Board of Directors of the independent public accountants for the Company for the current fiscal year ending March 31, 2000 is to be voted upon at the Annual Meeting. The Board of Directors recommends shareholder ratification of the appointment of Arthur Andersen LLP, whose appointment has been approved, subject to shareholder approval, by the Board of Directors. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting to answer any questions shareholders may have and will be given the opportunity to make a statement if they desire to do so.

        The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of the appointment of Arthur Andersen LLP.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2000.

                                  OTHER MATTERS

OTHER BUSINESS

        The Board of Directors does not know of any matter to be presented at the Annual Meeting that is not listed in the Notice of Annual Meeting and discussed above. If other matters should come before the Annual Meeting, however, the proxyholders will vote in accordance with their best judgment.

PROPOSALS OF SECURITY HOLDERS FOR 2000 ANNUAL MEETING

        Shareholders desiring to submit proposals for the Proxy Statement for the 2000 Annual Meeting will be required to submit them to the Company in writing on or before April 10, 2000. Any shareholder proposal must also be proper in form and substance, as determined in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

ADDITIONAL INFORMATION

        A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 will be furnished without charge upon receipt of a written request. The exhibits to that Report will also be provided upon request and payment of copying charges. Requests should be directed to the Corporate Secretary, SkyWest, Inc., 444 South River Road, St. George, Utah 84790.

PROXY       SKYWEST, INC.      THIS PROXY IS ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned legally appoints Jerry C. Atkin, Bradford R. Rich and Eric D. Christensen and each of them, as proxies, with full power of substitution and hereby authorizes them to represent, and to vote as designated below, all shares of Common Stock of SkyWest Inc., a Utah corporation (the "Company") held of record by the undersigned on June 30, 1999 at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the SkyWest Corporate Offices, 444 South River Road, St. George, Utah 84790, on August 10, 1999, at 11:00 a.m., local time, or at any adjournment thereof, upon the matters set forth below, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

1. ELECTION OF DIRECTORS each to serve until the next annual meeting of shareholders and until their respective successors shall have been duly elected and qualified.

     [] FOR all nominees listed below (except   [] WITHHOLD AUTHORITY to vote
        as marked to the contrary below)           for all nominees listed below

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

     JERRY C. ATKIN     J. RALPH ATKIN    STEVEN F. UDVAR-HAZY    IAN M. CUMMING
     HENRY J. EYRING    MERVYN K. COOK    SIDNEY J. ATKIN         HYRUM W. SMITH

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHER ANDERSON LLP, as the independent auditors of the Company.

     [] FOR                    [] AGAINST                    [] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE AND FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY.

Please complete, sign and date this proxy where indicated and return it promptly in the accompanying prepaid envelope.

Dated:_________, 1999 Signature:__________ Signature if held jointly:__________

(Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)